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                                                                    Exhibit 10.3

                             [Roadhouse Grill Logo}
                          Eat, drink and be yourself.

THIS FORBEARANCE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of February, 2001, by and between ROADHOUSE GRILL, INC., a Florida Corporation ("Roadhouse"), Tinsley Advertising & Marketing, Inc., as its agent, (Tinsley) and Clear Channel Communications Inc., ("Broadcaster").

WHEREAS, Roadhouse is presently in debt to Broadcaster in the amount of $701,989.50 for Roadhouse radio advertising, placed by Tinsley, as agent for its disclosed principal, Roadhouse; and

WHEREAS, Roadhouse wishes to agree to a schedule of payments to retire the aforesaid debt to Broadcaster on the terms contained herein;

Now, therefore, the parties do hereby agree as follows:

         1. The undersigned Broadcaster agrees not to bring any legal action against Roadhouse or against its agent, Tinsley, if Roadhouse makes payments to Tinsley for Broadcaster upon the following schedule:

                  A. Roadhouse will pay Tinsley, who, in turn, will pay Broadcaster, the sum of $50,000 within seven (7) days from the full execution of this agreement.

                  B. Commencing April 1, 2001, Roadhouse shall pay Tinsley, who in turn, will pay Broadcaster, the sum of $20,000 each and every week.

                  C. Commencing September 1, 2001, Roadhouse shall pay Tinsley, who in turn, will pay Broadcaster the sum of $40,000 each and every week until the entire debt is paid in full.





                              ROADHOUSE GRILL, INC.
                 2703-A Gateway Drive o Pompano Beach, FL 33069
   Phone (954)957-2600 o FAX (954)969-5432 o Web Site www.roadhousegrill.com




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                             [Roadhouse Grill Logo}
                          Eat, drink and be yourself.

        2. In the near future, Roadhouse intends to continue to advertise its restaurants on Broadcasters radio facilities, and it is agreed by Roadhouse and Broadcaster that these future radio schedules will be paid in full upon placement of same.

        3, In the event Roadhouse fails to make any payment as hereinabove provided, the agreement of Broadcaster to forebear legal action against Roadhouse shall become null and void, and Broadcaster will look solely to Roadhouse for payment of any sums unpaid by Roadhouse and may pursue Roadhouse with any and all remedies the law allows.

Agreed: This the 23rd day of February, 2001

Roadhouse Grill, Inc.                    Clear Channel Communications, Inc.



By: /s/                                  By:
    --------------------------------        ------------------------------------
                                            Officer



Tinsley Advertising

By:
   ---------------------------------
   CEO




                              ROADHOUSE GRILL, INC.
                 2703-A Gateway Drive o Pompano Beach, FL 33069
   Phone (954)957-2600 o FAX (954)969-5432 o Web Site www.roadhousegrill.com